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                                                                     Exhibit 99

CHECKFREE CORPORATION
4411 East Jones Bridge Road
Norcross, Georgia 30092
(770) 441-3387

         FOR IMMEDIATE RELEASE


           INTEGRION AND CHECKFREE ANNOUNCE 10-YEAR STRATEGIC ALLIANCE

      AGREEMENT WILL PROVIDE THE INDUSTRY WITH COMPLETE ELECTRONIC BANKING,
           BILLING AND PAYMENT SOLUTION BASED ON GOLD MESSAGE STANDARD

         ATLANTA, Oct. 29 /PRNewswire/ -- Integrion Financial Network and CheckFree Corporation (Nasdaq: CKFR) announced today a 10-year processing partnership to provide financial institutions with a fully integrated, end-to-end, cost effective electronic billing and payment processing service employing Integrion's Gold Message Standard for Electronic Commerce, its Interactive Financial Services (IFS) platform and CheckFree's processing infrastructure.

         In addition, the two companies will work with IBM, Integrion's primary technology partner, to fully integrate Integrion's IFS banking platform with electronic billing and payment, effectively establishing the next generation banking, billing and payment infrastructure for the financial services industry.

         Under the terms of the agreement:

         -- CheckFree and Integrion will continue to develop and support their respective and rapidly growing customer bases.

         -- CheckFree will become the primary supplier of back-end electronic billing and payment processing services to Integrion customers. Integrion and CheckFree will enter into an outsourcing agreement for CheckFree to manage Integrion's Herndon Operation.

         -- Integrion's IFS platform will become CheckFree's preferred means for routing transactions.

         -- Integrion's Gold Message Standard will be the technical specification of choice for the system. Connections to banks as well as connections from Integrion to CheckFree will be based on this specification.

         -- CheckFree, Integrion and IBM will jointly design and develop a next generation banking, bill payment and presentment platform based on IFS/Gold and CheckFree's processing engine.
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         --       Integrion will acquire 10-year warrants exercisable at
                  20-15/16 for 10 million shares of CheckFree Corporation; 3 million that vest within 60 days and 7 million to be vested upon achievement of certain performance targets. Any shares obtained by Integrion upon exercise of the warrants will be subject to transfer restrictions. With the commitment from Integrion and adoption of electronic commerce in non-Integrion financial institutions, management believes that 12 to 15% of U.S. households will be using online, banking and electronic billing and payment services before the warrants fully vest. Management believes this ensures that Integrion, CheckFree and the entire financial institution community are driving towards a penetration rate over the next four years that will strongly benefit CheckFree and its shareholders as well as the financial institution community.

         Additional financial details of the agreement were not disclosed. The strategic alliance is subject to certain conditions and is expected to close in 1Q 1998.

         The alliance creates substantial synergies for the two organizations by combining their core competencies. Integrion will contribute a secure, industrial strength middleware platform, allowing universal connectivity between multiple access devices and bank legacy systems. CheckFree will contribute its industry-leading electronic billing and payment services. Integrion and CheckFree also share common customers who will benefit from the venture. The alliance, therefore, will strengthen the relationships that Integrion and CheckFree have with their respective customer bases.

         "As is true for any electronic commerce activity, electronic billing and payment processing is a business that requires scale and quality at each point along the transaction path. CheckFree clearly is the leader in that processing," said william M. Fenimore Jr., managing director of Integrion. "This alliance ensures that any bank utilizing the Integrion solution will get the highest quality service, at the lowest processing cost available. We expect to achieve economies of scale that will be difficult to duplicate."

         Fenimore also noted the appropriateness of the banking industry's leadership in delivering electronic commerce, to consumers and organizations.

         "Consumers expect to get electronic financial services from their bank, and our agreement today enables banks to fulfill that expectation without the risk of disintermediation." Fenimore said, "Integrion and CheckFree are committed to provided solutions that are bank-owned and bank-controlled."

         "Integrion embodies the role of the bank as the customer's trusted agent in financial service delivery," said Pete Kight, Chairman and CEO of CheckFree. "We are very proud to stand behind the banks with world class processing that enables the highest quality electronic and payment services in the marketplace. Customers are already enjoying the benefits of visiting their banks on their own time, and completing their financial decisions with the click of a mouse. We believe strongly that this alliance will accelerate the adoption of electronic commerce services."
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         ABOUT INTEGRION FINANCIAL NETWORK

         Integrion Financial Network provides interactive banking and electronic commerce solutions to financial institutions. Through the Interactive Financial Services (IFS) platform, Integrion offers financial institutions a network through which electronic transactions flow from multiple consumer access points to a bank's host system and/or processor. Integrion's operating philosophy allows banks to determine the manner and format in which home banking and electronic commerce services are offered, ensuring consistency with the bank's full range of services, effective branding by the bank and maximum customer benefit.

         The owners of Integrion are ABN AMRO North America, Bank One, Bank of America, Barnett Bank, Citibank, Comerica, First Chicago NBD, First Union National Bank, Fleet Financial, IBM, KeyCorp, Mellon Bank, Michigan National Bank, NationsBank, Norwest, PNC Bank, Royal Bank of Canada, US Bancorp, Visa U.S.A. and Washington Mutual, Inc. Additional information about Integrion can be found on the Internet at www.integrion.net.

         ABOUT CHECKFREE CORP.

         Founded in 1981, CheckFree Corporation (www.checkfree.com) is the leading provider of electronic commerce services, software and related products for more than 2 million consumers, 1,000 businesses and 850 financial institutions. CheckFree designs, develops and markets services that enable its members to make electronic payments and collections, automate paper-based recurring financial transactions and conduct secure transactions on the Internet.

         Certain of the statements in this news release contain forward-looking statements, including the statements regarding the expected consummation of the strategic alliance agreement, the development of an integrated electronic billing and payment processing system, and the expected benefits of the alliance. These forward-looking statements involve risks and uncertainties, including without limitation, the satisfaction or waiver of conditions to the closing of the strategic alliance, the ability of the parties to develop an integrated system as contemplated, the expected growth in U.S. households using online banking and electronic billing and payment services, and the ability of the parties to realize the expected synergies of the alliance. In addition, the business prospects of CheckFree are subject to various risks and uncertainties detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, including the Company's Report on Form 10-K for the year ended June 30, 1997. One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections.

Contact: Grant Evans of Al Paul Lefton Co., 215-351-4210, or grantevans@lefton.com; or Matt Lewis of CheckFree Corporation, 770-734-3404, or mlewis@checkfree.com.

Web site: http://www.checkfree.com and http://www.integrion.net.